UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2012

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Financial Plaza

Hartford, Connecticut 06103

(Address of principal executive offices) (Zip Code)

(860) 728-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 13, 2012, United Technologies Corporation (the “Company”) and certain of its subsidiaries (the “Sellers”) completed its previously announced sale (the “Sale”) of its Milton Roy Company, Sullair Corporation and Sundyne Corporation industrial products businesses to Silver II Acquisition S.à r.l. (the “Purchaser”), a private limited liability company organized under the laws of Luxembourg, formed by affiliates of The Carlyle Group and affiliates of BC Partners. The Sale was completed pursuant to that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated July 25, 2012, by and among the Company, the Sellers listed on Schedule I thereto and the Purchaser, for an aggregate purchase price of approximately $3.46 billion in cash, subject to certain post-closing adjustments. A summary of the Purchase Agreement is set forth in the Company’s Current Report on Form 8-K filed on July 31, 2012.

A copy of the press release issued by the Company on December 13, 2012 relating to the completion of the Sale is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by United Technologies Corporation on December 13, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2012

UNITED TECHNOLOGIES CORPORATION

By:	/s/ Peter J. Graber-Lipperman
Name:	Peter J. Graber-Lipperman
Title:	Vice President, Secretary and Associate General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by United Technologies Corporation on December 13, 2012.